Exhibit 99.1

300 River Place Suite 4950 Detroit, MI 48207 www.uahc.com

FOR IMMEDIATE RELEASE
United American Healthcare Corporation Announces
Meeting Date and Record Date for Annual Meeting of Shareholders
DETROIT, Jan. 12, 2010 — United American Healthcare Corporation (NASDAQ: UAHC) today announced that its Board of Directors has set the date for the Company’s Annual Meeting of Shareholders as well as the record date for shareholders eligible to vote at the meeting.
The Annual Shareholders’ Meeting will be held on Friday, April 23, 2010 at 10:30 am EST at the MGM Grand Hotel, 1777 Third Street in Detroit. Shareholders of record as of the close of business on Feb. 22, 2010 will be eligible to vote at the meeting.
Advanced Notice Deadline for Rule 14a-8 Shareholder Proposals
Because the date of the upcoming Annual Meeting of Shareholders is more than 30 days after the anniversary of the 2008 Annual Meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, shareholders must deliver written notice of such proposals for inclusion in the proxy statement of UAHC for such meeting no later than the close of business on January 22, 2010 to the Secretary, United American Healthcare Corporation, 300 River Place Suite 4950, Detroit, Michigan, 48207. Rule 14a-8 proposals must also comply with the requirements of Rule 14a-8 and other applicable law, or otherwise may be omitted from UAHC’s proxy statement.
Advance Notice Deadline for Director Nominations and Other Shareholder Proposals
In accordance with UAHC’s bylaws, for director nominations or shareholder proposals to be brought before the upcoming Annual Meeting of Shareholders, other than Rule 14a-8 proposals described above, written notice must be delivered no later than the close of business on January 22, 2010 to the Secretary, United American Healthcare Corporation, 300 River Place Suite 4950, Detroit, Michigan, 48207. Such notices must also comply with the requirements of UAHC’s bylaws, The Nasdaq Stock Market and other applicable law, and may not be presented at the Annual Meeting otherwise.
About United American Healthcare Corporation
United American Healthcare Corporation (UAHC) is a healthcare management company that has pioneered the delivery of healthcare services to Medicaid recipients since 1985. For more information, please visit the Company’s web site at www.uahc.com.
Forward-looking statements by UAHC, including those in this announcement, involve known and unknown risks, which may cause actual results and corporate developments to differ materially from those expected. Factors that could cause results and developments to differ materially from expectations include, without limitation, the ongoing impact of the U.S. recession, the termination of the TennCare contract, the wind down of our CMS Medicare business, the review of strategic alternatives, the deficiency notice received from The Nasdaq Stock Market, the ongoing impact of the global credit and financial crisis and other changes in general economic conditions, the effects of state and federal regulations, the effects of acquisitions and divestitures, and other risks described from time to time in each of UAHC’s SEC reports, including quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K.
In connection with the UAHC’s Annual Meeting of Shareholders, UAHC will file a proxy statement with the Securities and Exchange Commission. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by UAHC at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained free of charge by directing such request to Investor Relations, United American Healthcare Corporation, 300 River Place Suite 4950, Detroit, Michigan, 48207, telephone: (313) 393-4571, or on UAHC’s website at www.uahc.com.
UAHC and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from UAHC’s shareholders in connection with the Annual Meeting of Shareholders. Information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the Annual Meeting of Shareholders when it becomes available.

Contacts:

Company	Investor Relations
Anita R. Davis, CFO	Jeff Tryka, CFA
United American Healthcare Corporation	Lambert, Edwards & Associates
313-393-4571 / Investor_relations@uahc.com	616-233-0500 / jtryka@lambert-edwards.com
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